UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

LandBridge Company LLC

(Exact name of registrant as specified in its charter)

Delaware	001-42150	93-3636146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 San Felipe Street, Suite 1200 Houston, Texas 77056
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 230-8864

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited liability company interests	LB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Wolf Bone Ranch Purchase Agreement

On November 18, 2024, DBR Land LLC (“DBR Land”), a Delaware limited liability company and an indirect, wholly-owned subsidiary of LandBridge Company LLC (NYSE: LB) (the “Company”), and Wolf Bone Ranch Partners LLC, a Texas limited liability company (“Seller”), entered into a Purchase and Sale Agreement (the “PSA”), pursuant to which DBR Land agreed to purchase approximately 46,000 surface acres located in Reeves and Pecos Counties, Texas for an aggregate purchase price of $245.0 million (the “Acquisition”), subject to customary purchase price adjustments and closing conditions.

The PSA contains customary representations and warranties, covenants, termination rights and indemnification provisions for a transaction of this size and nature, provides the parties thereto with specified rights and obligations and allocates risk among them in a customary manner. While the Company anticipates the Acquisition to close in the fourth quarter of 2024, subject to customary closing conditions, there can be no assurance that all of the conditions to closing the Acquisition will be satisfied. The foregoing description of the PSA does not purport to be complete and is qualified in its entirety by reference to the PSA filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The PSA contains representations, warranties and other provisions that were made only for the purposes of the PSA and as of specific dates and were solely for the benefit of the parties thereto. The PSA is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about the Company, or Seller or the assets to be acquired from Seller. The representations and warranties made by DBR Land and Seller in the PSA may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Private Placement

On November 18, 2024, the Company entered into multiple Common Shares Purchase Agreements (the “Investor SPAs”) substantially in the form of the Investor SPA filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference, with certain persons reasonably believed to be accredited investors or qualified institutional buyers (collectively, the “Investors”) as defined under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which, among other things, the Investors agreed to purchase, and the Company agreed to issue and sell to the Investors, an aggregate of 5,830,419 Class A shares representing limited liability company interests in the Company (the “Class A Shares”) at a price per share of $60.03, resulting in aggregate gross proceeds of approximately $350 million. The Company expects to use approximately $200 million of the proceeds of the private placement (the “Private Placement”) net of placement fees and transaction expenses to partially fund the Acquisition, with the balance of such proceeds being used to repurchase units representing membership interests (“OpCo Units”) in DBR Land Holdings LLC (“OpCo”) held by LandBridge Holdings LLC (“LandBridge Holdings”), along with the cancellation of a corresponding number of Class B shares representing limited liability company interests in the Company (the “Class B Shares”, and such repurchase, the “Repurchase”). The approximately 2.5 million Class A Shares issued in respect of the Repurchase will not result in incremental outstanding common shares, as an equivalent number of OpCo Units will be repurchased by the Company, with a corresponding number of Class B Shares cancelled, in connection with the Repurchase. After giving effect to the Private Placement and the use of proceeds therefrom, including the Repurchase, LandBridge Holdings will own Class B Shares representing a 69.6% interest in the Company, and a corresponding number of OpCo Units.

The Investor SPAs contain customary representations, warranties, and covenants of the Company and the Investors for a transaction of this size and nature. The Private Placement is expected to close in the fourth quarter of 2024, contemporaneously with the closing of the Acquisition, subject to customary closing conditions. The closing of the Private Placement is conditioned upon, and subject to, the closing of the Acquisition; however, the Acquisition is not conditioned upon, or subject to, the closing of the Private Placement. The Company has also agreed to enter into a registration rights agreement with the Investors in connection with the closing of the Private Placement pursuant to which the Company will agree to file and maintain a registration statement with respect to the resale of the Class A Shares issued and sold in connection with the Private Placement on the terms set forth therein.

In connection with the Private Placement, the Company, its directors and executive officers and LandBridge Holdings, and certain of its affiliates, entered into lock-up agreements pursuant to which they are subject to certain restrictions with respect to the sale or other disposition of Class A Shares, or securities convertible into or exercisable or exchangeable for Class A Shares, including OpCo Units and Class B Shares, until 60 days after the consummation of both the Private Placement and the Acquisition, subject to certain exceptions. In order to facilitate the Private Placement, Goldman Sachs & Co. LLC and Barclays Capital Inc., in their capacities as representatives of the several underwriters of LandBridge’s recent initial public offering, agreed to waive the lock-up restrictions with respect to the Class A Shares offered by LandBridge pursuant to the Private Placement and the Class B Shares to be repurchased pursuant to the Redemption.

The foregoing description of the Investor SPAs does not purport to be complete, and is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under the heading “Private Placement” under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The shares to be issued pursuant to the Investor SPAs will not be registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) thereof.

Item 7.01	Regulation FD Disclosure.

On November 19, 2024, the Company issued a press release announcing the execution of the PSA and the pricing of the Private Placement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Also on November 19, 2024, the Company posted to its website, www.landbridgeco.com, a presentation related to the Acquisition (the “Presentation”). A copy of the Presentation can be viewed at the website by first selecting “Investor Relations,” then “Events & Presentations,” and then “Presentations”.

On November 22, 2024, the Company issued a press release related to the Acquisition, other recent acquisitions and the Private Placement. A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

Also on November 22, 2024, the Company posted to its website, www.landbridgeco.com, a virtual investor update webcast and presentation related to the Acquisition, other recent acquisitions and the

Private Placement. A recording of the webcast and the presentation can be viewed at the website by first selecting “Investor Relations,” then “Events & Presentations,” and then “Presentations”.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K under this Item 7.01 is deemed to be “furnished” solely pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1#+	Purchase and Sale Agreement, dated as of November 18, 2024, by and between Wolf Bone Ranch Partners LLC, as seller, and DBR Land LLC, as purchaser.
10.1#+	Form of Common Shares Purchase Agreement.
99.1	Press Release, dated as of November 19, 2024.
99.2	Press Release, dated as of November 22, 2024.
104	Cover Page Interactive Data File (embedded with Inline XBRL document)

# Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the U.S. Securities and Exchange Commission on request.

+ Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item (601)(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted information to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDBRIDGE COMPANY LLC

By:	/s/ Scott L. McNeely
Name: Scott L. McNeely
Title: Chief Financial Officer

Date: November 22, 2024